Exhibit 4.1

EXECUTION VERSION

INCREASE SUPPLEMENT

INCREASE SUPPLEMENT, dated as of March 14, 2018 (this “Increase Supplement”, to the Credit Agreement referred to below, among WMG ACQUISITION CORP., a Delaware corporation (the “Borrower”), the other Loan Parties (as defined in the Credit Agreement) party hereto, WMG HOLDINGS CORP., a Delaware corporation (“Holdings”), the Increasing Lender (as defined below) and CREDIT SUISSE AG, as administrative agent (in such capacity, the “Administrative Agent”). Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

1. The Borrower has entered into that certain Credit Agreement, dated as of November 1, 2012 (as amended, amended and restated, supplemented or otherwise modified from time to time, prior to the date hereto, the “Credit Agreement”), among the Borrower, the other Loan Parties party thereto, Holdings, the several banks and other financial institutions from time to time party thereto (the “Lenders”) and the Administrative Agent. Pursuant to Section 2.6 of the Credit Agreement, the Borrower hereby proposes to increase the aggregate Existing Term Loans from $1,005,975,000 to $1,325,975,000. For purposes of this Increase Supplement, the “Transactions” means the entry into this Increase Supplement and the borrowing of the Supplemental Term Loans. Credit Suisse Securities (USA) LLC, Barclays Bank PLC, Goldman Sachs Bank USA, Morgan Stanley Senior Funding, Inc., UBS Securities LLC and Nomura Securities International, Inc. (each, an “Arranger” and, collectively, the “Arrangers”) are acting as joint lead arrangers and joint lead bookrunners for the Supplemental Term Loans.

2. Credit Suisse AG, Cayman Islands Branch (the “Increasing Lender”) has been invited by the Borrower, and has agreed, subject to the terms hereof, to increase its Tranche E Term Loan Commitment by $320,000,000 (the commitment to increase such Existing Term Loans, the “Supplemental Term Loan Commitment”, and the term loans to be made in respect thereof, the “Supplemental Term Loans”) and to make a corresponding amount of Supplemental Term Loans.

3. Pursuant to Section 2.6 of the Credit Agreement, by execution and delivery of this Increase Supplement, the Increasing Lender agrees and acknowledges that it (x) shall have an aggregate Supplemental Term Loan Commitment in the amount set forth in Section 2 above and (y) from and after the funding date of the Supplemental Term Loans, the Supplemental Term Loans shall be Tranche E Term Loans for all purposes of the Credit Agreement and the other Loan Documents. The first interest period for the Supplemental Term Loans shall begin on the funding date for such loans and shall end on March 29, 2018.

4. Conditions to Effectiveness. The effectiveness of this Increase Supplement, including the obligation of the Increasing Lender to provide the Supplemental Term Loan Commitment and to make the Supplemental Term Loans, is subject to the satisfaction or waiver of the following conditions (the date of such satisfaction or waiver of such conditions being referred to herein as the “Increase Supplement Effective Date”):

a) Increase Supplement. The Administrative Agent shall have received this Increase Supplement executed and delivered by a duly authorized officer of the Borrower, each other Loan Party, Holdings and the Increasing Lender.

b) Legal Opinions, Officer’s Certificates, Corporate Authorizations. The Administrative Agent shall have received, on behalf of itself and the Increasing Lender, customary legal opinions, customary officer’s closing certificates, organizational documents, customary evidence of authorization and good standing certificates in jurisdictions of formation or organization, in each case, with respect to the Borrower, the other Loan Parties and Holdings (to the extent applicable), in each case (to the extent applicable) substantially similar to the corresponding opinions, certificates and documents delivered in connection with the closing of the Fourth Incremental Commitment Amendment, dated as of December 6, 2017.

c) Officer’s Certificate. A certificate of a Responsible Officer of the Borrower certifying to the representations and warranties set forth in Section 5.

d) PATRIOT Act and Anti-Money Laundering. The Administrative Agent shall have received, at least 5 days prior to the Increase Supplement Effective Date, all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the PATRIOT Act, as has been reasonably requested in writing at least 10 days prior to the Increase Supplement Effective Date by the Administrative Agent or the Increasing Lender.

e) Fees and Other Amounts. On or prior to the Increase Supplement Effective Date, the Arrangers shall have received all fees and expenses required to be paid or delivered by the Borrower to the Arrangers pursuant to that certain amended and restated engagement letter, dated as of March 1, 2018, among the Arrangers and the Borrower.

f) Borrowing Notice. The Administrative Agent shall have received a notice in respect of the Supplemental Term Loans as required by Section 2.3 of the Credit Agreement.

g) Compliance Certificate. The Administrative Agent shall have received a certificate of the Borrower certifying compliance with the financial test set forth in clause (i)(B) of the proviso to Section 2.6(a) of the Credit Agreement (together with calculations demonstrating compliance with such test).

h) Refinancing. Substantially concurrent with the funding of the Supplemental Term Loans, the Borrower’s 6.750% Senior Unsecured Notes due April 15, 2022 (the “2022 Notes”) shall be repaid, repurchased and/or the Borrower shall deliver a notice of redemption in respect thereof.

The making of the Supplemental Term Loans by the Increasing Lender shall conclusively be deemed to constitute an acknowledgement by the Administrative Agent and the Increasing Lender that each of the conditions precedent set forth in this Section 4 shall have been satisfied or shall have been irrevocably waived by such Person.

5. Representations and Warranties. To induce the other parties hereto to enter into this Increase Supplement and the Increasing Lender to make the Supplemental Term Loans, the Borrower hereby represents and warrants, with respect to itself and its Restricted Subsidiaries, to the Administrative Agent and the Increasing Lender that on and as of the date hereof after giving effect to this Increase Supplement:

a) No Default or Event of Default has occurred and is continuing.

b) The representations and warranties of the Loan Parties set forth in Article V of the Credit Agreement are true and correct in all material respects on and as of the Increase Supplement Effective Date with the same effect as though made on and as of such date, except that (i) to the extent that such representations and warranties specifically refer to an earlier date, they are true and correct in all material respects as of such earlier date and (ii) the representations and warranties contained in Section 5.5(a) of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to Section 7.1(a) of the Credit Agreement.

c) The execution and delivery by each Loan Party of this Increase Supplement, the performance of this Increase Supplement by each Loan Party, the performance of the Credit Agreement by the Borrower and the consummation of the Transactions, (i) are within such Loan Party’s corporate or other powers and have been duly authorized by all necessary corporate or other organizational action and (ii) (A) do not and will not contravene the terms of any of such Person’s Organization Documents; (B) conflict with or result in any breach or contravention of, or require any payment to be made under, (x) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Restricted Subsidiaries or (y) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which the Borrower or its property is subject; or (C) violate any Law; except in the case of clauses (ii)(B) and (ii)(C) to the extent that such conflict, breach, contravention or payment would not reasonably be expected to have a Material Adverse Effect.

d) This Increase Supplement has been duly executed and delivered by the Borrower and each other Loan Party. This Increase Supplement and, solely in the case of the Borrower, the Credit Agreement constitute legal, valid and binding obligations of the Borrower and such other Loan Party, enforceable against the Borrower and each other Loan Party party hereto in accordance with their respective terms, in each case except as such enforceability may be limited by applicable domestic or foreign bankruptcy, insolvency, reorganization, receivership, moratorium or other Laws affecting creditors’ rights generally and by general principles of equity.

e) The Borrower will use the proceeds of the Supplemental Term Loans to (i) repay, repurchase, redeem, satisfy, discharge or otherwise retire the 2022 Notes and (ii) to pay fees, costs and expenses related to the Transactions and such repayment, repurchase, redemption, satisfaction, discharge or retirement.

6. Effects on Loan Documents; Acknowledgement.

a) Except as expressly set forth herein, this Increase Supplement shall not (i) by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders, the Administrative Agent, the Collateral Agent, Holdings or the Loan Parties under the Credit Agreement or any other Loan Document or (ii) alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of the Credit Agreement or any other Loan Document. Except as expressly set forth herein, each and every term, condition, obligation, covenant and agreement contained in the Credit Agreement or any other Loan Document is hereby ratified and re-affirmed in all respects and shall continue in full force and effect and nothing herein can or may be construed as a novation or substitution thereof or of any instruments executed in connection therewith or herewith. Each Loan Party and Holdings reaffirms its obligations under the Loan Documents to which it is party and the validity, enforceability and perfection of the Liens granted by it pursuant to the Security Agreement on the Increase Supplement Effective Date. This Increase Supplement shall constitute a Loan Document for purposes of the Credit Agreement and from and after the Increase Supplement Effective Date, all references to the “Credit Agreement” in any Loan Document and all references in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, shall, unless expressly provided otherwise, refer to the Credit Agreement as supplemented by this Increase Supplement. Each of the Loan Parties and Holdings hereby consents to this Increase Supplement and confirms that all obligations of such Loan Party or Holdings under the Loan Documents to which such Loan Party or Holdings is a party shall continue to apply to the Credit Agreement, as supplemented hereby.

b) Without limiting the foregoing, each of the Loan Parties party to the Guarantee Agreement and the Security Agreement hereby (i) acknowledges and agrees that the Supplemental Term Loans are Tranche E Term Loans and the Increasing Lender is a Lender, (ii) acknowledges and agrees that all of its obligations under the Guarantee Agreement and the Security Agreement are reaffirmed and remain in full force and effect on a continuous basis, (iii) reaffirms each Lien granted by each Loan Party to the Collateral Agent for the benefit of the Secured Parties (including the Increasing Lender) and reaffirms the guaranties made pursuant to the Guarantee Agreement, (iv) acknowledges and agrees that the grants of security interests by and the guaranties of the Loan Parties contained in the Guarantee Agreement and the Security Agreement are, and shall remain, in full force and effect after giving effect to this Increase Supplement, (v) agrees that the Secured Obligations include, among other things and without limitation, the prompt and complete payment and performance by the Borrower when due and payable (whether at the stated maturity, by acceleration or otherwise) of principal and interest on, the Supplemental Term Loans, and (vi) agrees that all Secured Obligations are Guaranteed Obligations (as defined in the Guarantee Agreement).

c) Without limiting the foregoing, Holdings, as party to the Security Agreement. hereby (i) acknowledges and agrees that the Supplemental Term Loans are Tranche E Term Loans and the Increasing Lender is a Lender, (ii) acknowledges and agrees that all of its obligations under the Security Agreement are reaffirmed and remain in full force and effect on a continuous basis, (iii) reaffirms each Lien granted by it to the Collateral Agent for the benefit of the Secured Parties (including the Increasing Lender), (iv) acknowledges and agrees that the grants of security interests by it contained in the Security Agreement are, and shall remain, in full force and effect after giving effect to this Increase Supplement and (v) agrees that the Secured Obligations include, among other things and without limitation, the prompt and complete payment and performance by the Borrower when due and payable (whether at the stated maturity, by acceleration or otherwise) of principal and interest on, the Supplemental Term Loans.

7. Notice Information. Pursuant to Section 11.2(a) of the Credit Agreement, the Borrower notifies the respective parties hereto that its address for purposes of the Credit Agreement shall, as of the Supplement Effective Date, be:

WMG Acquisition Corp.

c/o Warner Music Group Corp.

1633 Broadway, 7th Floor

New York, NY 10019

Attention: General Counsel

Facsimile: (212) 275-3601

Website: www.wmg.com

8. Expenses. The Borrower agrees to pay or reimburse the Administrative Agent for (1) all of its reasonable and documented out-of-pocket costs and expenses incurred in connection with this Increase Supplement, any other documents prepared in connection herewith and the transactions contemplated hereby, and (2) the reasonable documented fees, charges and disbursements of Davis Polk & Wardwell LLP, as counsel to the Administrative Agent.

9. Counterparts. This Increase Supplement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all of which when taken together shall constitute a single instrument. Delivery of an executed counterpart of a signature page of this Increase Supplement by facsimile or any other electronic transmission shall be effective as delivery of a manually executed counterpart hereof.

10. Applicable Law. THIS INCREASE SUPPLEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS INCREASE SUPPLEMENT (INCLUDING, WITHOUT LIMITATION, ANY CLAIMS SOUNDING IN CONTRACT LAW OR TORT LAW ARISING OUT OF THE SUBJECT MATTER HEREOF) SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF, TO THE EXTENT THAT THE SAME ARE NOT MANDATORILY APPLICABLE BY STATUTE AND WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION.

11. Headings. The headings of this Increase Supplement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

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IN WITNESS WHEREOF, the parties hereto have caused this INCREASE SUPPLEMENT to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH,

as Increasing Lender

By:	/s/ Judith Smith
Name: Judith Smith
Title: Authorized Signatory

By:	/s/ D. Andrew Maletta
Name: D. Andrew Maletta
Title: Authorized Signatory

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH,

as Administrative Agent

By:	/s/ Judith Smith
Name: Judith Smith
Title: Authorized Signatory

By:	/s/ D. Andrew Maletta
Name: D. Andrew Maletta
Title: Authorized Signatory

[Signature Page – Increase Supplement]

WMG ACQUISITION CORP., as Borrower

By:	/s/ Paul M. Robinson
Name: Paul M. Robinson
Title: Executive Vice President, General Counsel and Secretary

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Acknowledged and agreed:

WMG HOLDINGS CORP.

By:	/s/ Paul M. Robinson
Name: Paul M. Robinson
Title: Executive Vice President, General
Counsel and Secretary

Guarantors:

ROADRUNNER RECORDS, INC.
T.Y.S., INC.
THE ALL BLACKS U.S.A., INC.
A.P. SCHMIDT CO.
ATLANTIC RECORDING CORPORATION
ATLANTIC/MR VENTURES INC.
BIG BEAT RECORDS INC.
CAFÉ AMERICANA INC.
CHAPPELL MUSIC COMPANY, INC.
COTA MUSIC, INC.
COTILLION MUSIC, INC.
CRK MUSIC INC.
E/A MUSIC, INC.
ELEKSYLUM MUSIC, INC.
ELEKTRA/CHAMELEON VENTURES INC.
ELEKTRA ENTERTAINMENT GROUP INC.
ELEKTRA GROUP VENTURES INC.
FHK, INC.
FIDDLEBACK MUSIC PUBLISHING COMPANY, INC.
FOSTER FREES MUSIC, INC.
INSOUND ACQUISITION INC.
INTERSONG U.S.A., INC.
JADAR MUSIC CORP.
LEM AMERICA, INC.
LONDON-SIRE RECORDS INC.
MAVERICK PARTNER INC.
MCGUFFIN MUSIC INC.
MIXED BAG MUSIC, INC.
NONESUCH RECORDS INC.
NON-STOP MUSIC HOLDINGS, INC.
OCTA MUSIC, INC.

[Signature Page – Increase Supplement]

(cont’d):

PEPAMAR MUSIC CORP.
REP SALES, INC.
REVELATION MUSIC PUBLISHING CORPORATION
RHINO ENTERTAINMENT COMPANY
RICK’S MUSIC INC.
RIGHTSONG MUSIC INC.
RYKO CORPORATION
RYKODISC, INC.
RYKOMUSIC, INC.
SEA CHIME MUSIC, INC.
SR/MDM VENTURE INC.
SUPER HYPE PUBLISHING, INC.
TOMMY VALANDO PUBLISHING GROUP, INC.
UNICHAPPELL MUSIC INC.
W.B.M. MUSIC CORP.
WALDEN MUSIC INC.
WARNER ALLIANCE MUSIC INC.
WARNER BRETHREN INC.
WARNER BROS. MUSIC INTERNATIONAL INC.
WARNER BROS. RECORDS INC.
WARNER CUSTOM MUSIC CORP.
WARNER DOMAIN MUSIC INC.
WARNER MUSIC DISCOVERY INC.
WARNER MUSIC LATINA INC.
WARNER MUSIC SP INC.
WARNER SOJOURNER MUSIC INC.
WARNER SPECIAL PRODUCTS INC.
WARNER STRATEGIC MARKETING INC.
WARNER/CHAPPELL MUSIC (SERVICES), INC.
WARNER/CHAPPELL MUSIC, INC.
WARNER/CHAPPELL PRODUCTION MUSIC, INC.
WARNER-ELEKTRA-ATLANTIC CORPORATION
WARNERSONGS, INC.
WARNER-TAMERLANE PUBLISHING CORP.
WARPRISE MUSIC CORP.
WB GOLD MUSIC CORP.
WB MUSIC CORP.

[Signature Page – Increase Supplement]

(cont’d):

WBM/HOUSE OF GOLD MUSIC, INC.
WBR/QRI VENTURE, INC.
WBR/RUFFNATION VENTURES, INC.
WBR/SIRE VENTURES, INC.
WEA EUROPE INC.
WEA INC.
WEA INTERNATIONAL INC.
WIDE MUSIC, INC.
ASYLUM RECORDS LLC
ATLANTIC MOBILE LLC
ATLANTIC PRODUCTIONS LLC
ATLANTIC SCREAM LLC
ATLANTIC/143 L.L.C.
BB INVESTMENTS LLC
BULLDOG ISLAND EVENTS LLC
BUTE SOUND LLC
CORDLESS RECORDINGS LLC
EAST WEST RECORDS LLC
FOZ MAN MUSIC LLC
FUELED BY RAMEN LLC
LAVA RECORDS LLC
MM INVESTMENT LLC
RHINO NAME & LIKENESS HOLDINGS, LLC
RHINO/FSE HOLDINGS, LLC
T-BOY MUSIC, LLC
T-GIRL MUSIC, LLC
THE BIZ LLC
UPPED.COM LLC
WARNER MUSIC DISTRIBUTION LLC
J. RUBY PRODUCTIONS, INC.
SIX-FIFTEEN MUSIC PRODUCTIONS, INC.
SUMMY-BIRCHARD, INC.
ARTIST ARENA LLC
ATLANTIC PIX LLC
FERRET MUSIC HOLDINGS LLC
FERRET MUSIC LLC
FERRET MUSIC MANAGEMENT LLC
FERRET MUSIC TOURING LLC
P & C PUBLISHING LLC

[Signature Page – Increase Supplement]

(cont’d):

WARNER MUSIC NASHVILLE LLC
ASYLUM WORLDWIDE LLC
AUDIO PROPERTIES/BURBANK, INC.
ARTS MUSIC INC.
WMG COE, LLC

By:	/s/ Paul M. Robinson
Name: Paul M. Robinson
	Title:	Vice President & Secretary of each of the above-named entities listed under the heading Guarantors and signing this agreement in such capacity on behalf of each such entity

WARNER MUSIC INC.

By:	/s/ Paul M. Robinson
Name: Paul M. Robinson
	Title:	Executive Vice President, General Counsel and Secretary

615 MUSIC LIBRARY, LLC

By: Six-Fifteen Music Productions, Inc., its Sole Member

By:	/s/ Paul M. Robinson
Name: Paul M. Robinson
Title: Vice President & Secretary

ARTIST ARENA INTERNATIONAL, LLC

By: Artist Arena LLC, its Sole Member
By: Warner Music Inc., its Sole Member

By:	/s/ Paul M. Robinson
Name: Paul M. Robinson
	Title:	Executive Vice President, General Counsel & Secretary

[Signature Page – Increase Supplement]

ALTERNATIVE DISTRIBUTION ALLIANCE

By:	Warner Music Distribution LLC, its Managing Partner
By:	Rep Sales, Inc., its Sole Member and Manager

By:	/s/ Paul M. Robinson
Name: Paul M. Robinson
Title: Vice President & Secretary

MAVERICK RECORDING COMPANY

By:	SR/MDM Venture Inc., its Managing Partner

By:	/s/ Paul M. Robinson
Name: Paul M. Robinson
Title: Vice President & Secretary

NON-STOP CATACLYSMIC MUSIC, LLC
NON-STOP INTERNATIONAL PUBLISHING, LLC
NON-STOP OUTRAGEOUS PUBLISHING, LLC

By:	Non-Stop Music Publishing, LLC, their Sole Member
By:	Non-Stop Music Holdings, Inc., its Sole Member

By:	/s/ Paul M. Robinson
Name: Paul M. Robinson
Title: Vice President & Secretary

[Signature Page – Increase Supplement]

NON-STOP MUSIC LIBRARY, L.C.
NON-STOP MUSIC PUBLISHING, LLC
NON-STOP PRODUCTIONS, LLC

By: Non-Stop Music Holdings, Inc., their Sole Member

By:	/s/ Paul M. Robinson
Name: Paul M. Robinson
Title: Vice President & Secretary

[Signature Page – Increase Supplement]